                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Rowan Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                             ROWAN COMPANIES, INC.
                      2800 POST OAK BOULEVARD, SUITE 5450
                           HOUSTON, TEXAS 77056-6196

C. R. PALMER
CHAIRMAN OF THE BOARD

                                                 March 17, 2000

Dear Stockholder:

         We invite you to attend the Annual Meeting of Stockholders of Rowan Companies, Inc., which will be held in the Williams Auditorium located on Level 2 of the Williams Tower, 2800 Post Oak Boulevard, Houston, Texas, on Friday, April 28, 2000 at 9:00 a.m., Central Time. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

         At the meeting, stockholders will be asked to elect three Class III Directors. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS III DIRECTOR.

         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         Both your interest and participation in the affairs of the Company are appreciated.

                                                 Sincerely,

                                                 /s/ C.R.PALMER
                                                 C. R. Palmer

                                                 Chairman, President and
                                                 Chief Executive Officer

Rowan Companies, Inc. 2000 Proxy Statement

                 NOTICE OF ANNUAL MEETING OF ROWAN STOCKHOLDERS

DATE:       Friday, April 28, 2000

TIME:       9:00 a.m., Central Time

PLACE:      Williams Tower, Level 2 Auditorium
            2800 Post Oak Boulevard
            Houston, Texas

PURPOSE:    -  To elect three Class III Directors for three-year terms
            -  To conduct other business if properly raised

       Only stockholders of record on March 3, 2000 may vote at the meeting.

       YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE AT YOUR EARLIEST CONVENIENCE.

       /S/ MARK H. HAY

       Mark H. Hay
       Secretary

       March 17, 2000

Rowan Companies, Inc. 2000 Proxy Statement

TABLE OF CONTENTS                                                           PAGE
--------------------------------------------------------------------------------

General Information....................................................... 1

Election of Directors..................................................... 2

Director Compensation..................................................... 4

Board Committees.......................................................... 4

Director and Officer Stock Ownership...................................... 6

Board Compensation Committee Report
      on Executive Compensation........................................... 7

Executive Compensation Tables............................................. 10

Stock Performance Graphs.................................................. 13

Additional Information.................................................... 14

Rowan Companies, Inc. 2000 Proxy Statement

GENERAL INFORMATION

WHO MAY VOTE

Stockholders of Rowan Companies, Inc., as recorded in our stock register on March 3, 2000, may vote at the meeting.

HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

Rowan's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you have indicated on the proxy card. You may vote for all, some or none of our director nominees. You may also abstain from voting.

If you sign and return the enclosed proxy card but do not indicate your vote, the proxies will vote your shares in favor of our director nominees.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name are covered by one card and any shares held by someone else, such as a stockbroker, may be covered by a separate card. Rowan employees receive a separate card for any shares they hold in Rowan's 401(k) plans.

HOW WE SOLICIT PROXIES

We are mailing this proxy statement and the proxy card on or about March 17, 2000. In addition to this mailing, Rowan employees may solicit proxies personally, electronically or by telephone. Rowan will pay all costs of solicitation and has retained D. F. King & Co., Inc. to assist with the solicitation at an estimated cost of $8,000, plus reasonable expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending these materials to you.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy card with a later date, by voting in person at the meeting or by notifying Rowan's Corporate Secretary in writing before 5:00 p.m., Central Time, on the day before the meeting at the address listed under "Questions?" on page 15.

VOTING SECURITIES OUTSTANDING

On March 3, 2000, there were 92,387,446 shares of Rowan's common stock outstanding. Each share is entitled to one vote on the matters to be presented at the meeting.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares must be represented at the meeting, either by proxy or in person. You are considered present at the meeting if you attend or are represented by a valid proxy, regardless of whether your proxy card is marked as casting a vote or as abstaining or is left blank. Any shares owned by Rowan and held in treasury are not voted and do not count for this purpose.

VOTES NEEDED

The election of each nominee for Class III Director will be approved if the votes cast for such nominee exceed the votes cast against him. Approval of any other matters requires a majority of the votes cast. Only votes cast for or against count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular matter. Brokers have the authority to vote for the election of directors, but they may not have authority to vote for other matters that may come before the meeting.

Rowan Companies, Inc. 2000 Proxy Statement

ELECTION OF DIRECTORS

The Rowan Board of Directors consists of three classes:

     - Class I has four directors

     - Class II has three directors

     - Class III presently has four directors

Each class of directors is elected for a three-year term, and the current terms will expire on the date of Rowan's annual meeting, in the year indicated:

     - Class I             2001

     - Class II            2002

     - Class III           2000

Three Class III Directors are to be elected at this meeting. Two of the members of this Class, C. W. Yeargain (age 74), who has been a Director of the Company for 25 years, and Ralph E. Bailey (age 75), who has served as a Director for seven years, will not stand for reelection; accordingly, the Board expresses its gratitude to each for their many years of valuable and devoted service to the Company. The two remaining members of the Class, C. R. Palmer and Henry O. Boswell, along with Frederick R. Lausen, who has not previously served on the Board, have been selected by the Nominating Committee to be the Class III nominees, a decision with which the Board concurred.

Because the effect of these actions is to reduce the Class III Directors and the Board by one, a Board-approved amendment to the Bylaws to accomplish that purpose will become effective April 28, 2000, the date of the 2000 Annual Meeting of Stockholders.

If a director nominee becomes unavailable to serve prior to the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

   THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED BELOW.
--------------------------------------------------------------------------------

                               DIRECTOR NOMINEES

                                                  PRINCIPAL OCCUPATION                               DIRECTOR
NAME(1)                                         FOR THE PAST FIVE YEARS                      AGE      SINCE
-------                                         -----------------------                      ---     --------
                                     CLASS III (TERM TO EXPIRE IN 2003)

Henry O. Boswell              Retired; formerly President (1983-1987) of Amoco Production    70        1988
                              Company (oil and gas production)

Frederick R. Lausen           Vice President (1986-present) of Davis Petroleum, Inc. (oil    62          --
                              and gas production)

C. R. Palmer                  Chairman of the Board, President and Chief Executive Officer   65        1969
                              of the Company (2)

                                         (Table continued on the following page)

Rowan Companies, Inc. 2000 Proxy Statement

                              CONTINUING DIRECTORS

                                                  PRINCIPAL OCCUPATION                               DIRECTOR
NAME(1)                                         FOR THE PAST FIVE YEARS                      AGE      SINCE
-------                                         -----------------------                      ---     --------
                                       CLASS I (TERM EXPIRES IN 2001)

Hans M. Brinkhorst            Retired; formerly Managing Director of the Royal Dutch/Shell   70        1998
                              Group of Companies' oil and gas exploration, production and transportation operations in Oman (1980-1986) and Malaysia
                              (1977-1980)

H. E. Lentz                   Managing Director of Lehman Brothers Inc. (investment          55        1990
                              bankers) since March 1993; Investment Banker for Wasserstein
                              Perella & Co., Inc. (March 1988 through February 1993)

Wilfred P. Schmoe             Retired; formerly Executive Vice President, Director and       72        1992
                              member of the Executive Committee (May 1984 to November
                              1988) of E.I. DuPont de Nemours & Co. (diversified
                              chemical/energy conglomerate)

Charles P. Siess, Jr.         Retired; formerly Chief Executive Officer (May 1995 to May     73        1991
                              1998 and from December 1989 to December 1992) and Chairman of the Board (May 1995 to May 1999) of Cabot Oil & Gas
                              Corporation (natural gas exploration and production)

                                       CLASS II (TERM EXPIRES IN 2002)

R. G. Croyle                  Executive Vice President of the Company since October          57        1998
                              1993(2)

D. F. McNease                 Executive Vice President of the Company since April 1999;      48        1998
                              Senior Vice President of the Company from October 1993 to
                              April 1999(2)

Lord Moynihan                 Senior Partner of London-based Colin Moynihan Associates       44        1996
                              (CMA) (energy advisors) since 1993 and Chairman of
                              London-based Consort Resources Ltd. since 1999; Member of
                              the British House of Lords (May 1997 to present) and the
                              British House of Commons (1983-1992); additionally, Minister for Energy as Parliamentary Undersecretary of State at the
                              UK Department of Energy (1990-1992)

--------------------------------------------------------------------------------

(1) Directorships other than those listed in the table are as follows: Mr. Boswell is a director of Service Master Company and Cabot Oil & Gas Corporation; Mr. Lentz is a director of Imperial Sugar Co. and P&L Coal Holdings, Inc.; Lord Moynihan is a director of Ranger Oil Limited and Mr. Siess is a director of Cabot Corporation.

(2) Information regarding the compensation of Messrs. Croyle, McNease and Palmer is disclosed in the Summary Compensation Table under "Executive Compensation Tables" on page 10.

Rowan Companies, Inc. 2000 Proxy Statement

DIRECTOR COMPENSATION

Rowan employees receive no extra compensation for serving as directors. Nonemployee directors receive a base fee of $30,000 annually, $750 per regular or special Board meeting attended, $500 per committee meeting attended and reimbursement for reasonable travel expenses. The Board of Directors held five meetings in 1999. Each director attended at least 75% of the meetings of the Board and Committees on which he served.

Each nonemployee director may also be selected to receive a nonqualified stock option grant under the 1998 Rowan Companies, Inc. Nonemployee Directors Stock Option Plan, which was approved at the Company's 1998 Annual Meeting of Stockholders. Eligibility and the terms and conditions of each grant are determined by the Board of Directors. One grant was made in 1999 for an aggregate of 24,000 shares with an option exercise price of $14.53 per share. Two grants were made in 1998 for an aggregate of 40,000 shares, with option exercise prices ranging from $17.47 to $29.75 per share. Options granted under the plan become 100% exercisable one year after the date of grant and expire after five years.

BOARD COMMITTEES

The functions performed by the committees of the Board of Directors are as follows:

THE AUDIT COMMITTEE has as its principal functions to recommend to the Board of Directors each year the firm of independent auditors to be selected by the Company and its subsidiaries, to review the reports to be rendered and the fees to be charged by the independent auditors and to review with the independent auditors the principal accounting policies of the Company and its subsidiaries and other pertinent matters, either at the initiative of the Committee or at the request of the independent auditors.

Committee members: Messrs. Boswell (Chairman), Schmoe and Siess

1999 meetings: one

THE COMPENSATION COMMITTEE recommends to the Board of Directors the compensation to be paid to the executive and other officers of the Company and its subsidiaries and any plan for additional compensation that it deems appropriate.

Committee members: Messrs. Siess (Chairman), Bailey, Boswell and Schmoe

1999 meetings: one

THE EXECUTIVE COMMITTEE has the authority to exercise all of the powers of the Board in the management of the business and affairs of the Company, except for certain qualifications noted in the Company's Bylaws.

Committee members: Messrs. Palmer (Chairman), Boswell, Yeargain and Siess

1999 meetings: none

Rowan Companies, Inc. 2000 Proxy Statement

THE NOMINATING COMMITTEE generally designates, on behalf of the Board of Directors, candidates for the directors of the class to be elected at the next meeting of stockholders. The Nominating Committee will consider for election to the Board qualified nominees recommended by stockholders. To make such a recommendation, stockholders should submit to the Company's Secretary at the address listed under "Questions?" on page 15 a biographical sketch of the prospective candidate, which should include age, principal occupation and business experience and other directorships, including positions previously held or now held. Any such stockholder recommendations must be submitted not less than 60 days prior to the anniversary date of the previous annual meeting and, in the case of a special meeting, not more than ten days following the earlier of the date of the meeting notice or the public announcement notice.

Committee members: Messrs. Brinkhorst, Lentz, Moynihan, Schmoe and Siess

1999 meetings: one

THE 1986 DEBENTURE PLAN COMMITTEE and the 1998 DEBENTURE PLAN COMMITTEE administer the Company's 1986 Convertible Debenture Incentive Plan and its 1998 Convertible Debenture Incentive Plan, respectively. Both Committees have broad authority to interpret, amend, suspend or terminate the Plans and to make all determinations necessary or advisable for the administration of the Plans.

Committee members: Messrs. Siess (Chairman), Bailey, Boswell and Schmoe

1999 meetings:

     1998 Plan -- one
     1986 Plan -- none

THE HEALTH, SAFETY AND ENVIRONMENT COMMITTEE reviews the Company's performance and policies with respect to health, safety and environmental matters and, when appropriate, makes recommendations to the full Board regarding such matters.

Committee members: Messrs. Palmer (Chairman), Croyle, McNease, Boswell and Moynihan

1999 meetings: three

Rowan Companies, Inc. 2000 Proxy Statement

DIRECTOR AND OFFICER STOCK OWNERSHIP

As of March 3, 2000, Rowan's directors and officers collectively owned 3,315,592 shares or 3.6% of the Company's outstanding common stock, including shares acquirable through May 2, 2000 by the exercise of stock options or the conversion of subordinated debentures. No continuing director, nominee or executive officer owned more than 1% of Rowan's outstanding shares, except Mr. Palmer who owned 1.7% of the common stock.

The following table sets forth the number of shares of Rowan stock owned by each director, the five most highly compensated executive officers of the Company ("Named Executive Officers"), and all directors and executive officers as a group. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the shares shown below.

--------------------------------------------------------------------------------

                                                                      SHARES ACQUIRABLE WITHIN 60 DAYS(2)
                                                                   ------------------------------------------
                                       SHARES                                           DEBENTURES                TOTAL
                                    BENEFICIALLY     401(K) PLAN             --------------------------------   BENEFICIAL
NAME                                   OWNED         HOLDINGS(1)   OPTIONS   SERIES III   SERIES A   SERIES B   OWNERSHIP
----------------------------------  ------------     -----------   -------   ----------   --------   --------   ----------
Directors:
  Ralph E. Bailey                       30,000                       8,000                                         38,000
  Henry O. Boswell                      73,600(3)                    8,000                                         81,600
  Hans M. Brinkhorst                     1,000                       8,000                                          9,000
  R. G. Croyle                           6,000(4)                  115,250     125,926      8,404      8,889      264,469
  H. E. Lentz                           30,200(5)                    8,000                                         38,200
  D. F. McNease                          1,005          3,597       44,750     137,037      8,404      8,889      203,682
  Lord Moynihan                          1,000                       8,000                                          9,000
  C. R. Palmer                         474,997(6)       5,630      265,250     711,111     42,016     44,444    1,543,448
  Wilfred P. Schmoe                      9,000                       8,000                                         17,000
  Charles P. Siess, Jr.                  7,000                       8,000                                         15,000
  C. W. Yeargain                       232,152                       8,000                                        240,152

Nominee for Director:
  Frederick R. Lausen                    7,000(7)                                                                   7,000

Other Executive Officers:
  E. E. Thiele                          17,000                      55,000     162,963      8,404      8,889      252,256
  D. C. Eckermann                                                   43,500                  5,042      5,333       53,875

All Directors and Executive
  Officers as a group (23 in
  number)                            1,114,734         14,513      757,375   1,262,964     80,674     85,332    3,315,592

--------------------------------------------------------------------------------

(1) Reflects shares of Rowan stock allocated to participants in the Rowan Companies, Inc. Savings and Investment Plan. The Plan participants have sole voting power and limited dispositive power over such shares.

(2) Included herein are shares of Rowan stock that may be acquired through May 2, 2000 through the exercise of Nonqualified Stock Options, the conversion of Series III Floating Rate Convertible Subordinated Debentures, the conversion of Series A Floating Rate Convertible Subordinated Debentures and the conversion of Series B Floating Rate Convertible Subordinated Debentures.

(3) Includes 23,000 shares held by Dome Lake Investments, Ltd., in which Mr. Boswell and his wife hold a 59% interest in the general partner's 99% interest and a 60% interest in the limited partner's 1% interest. Mr. Boswell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also included are 23,100 shares owned by Mr. Boswell's wife. Mr. Boswell disclaims beneficial ownership of such shares.

(4) Includes 1,000 shares owned by Mr. Croyle's son. Mr. Croyle disclaims beneficial ownership of such shares.

(5) Mr. Lentz's shares are owned jointly with his wife. The total includes 200 shares held in the names of Mr. Lentz's two minor children with respect to which Mr. Lentz's wife serves as custodian. Mr. Lentz disclaims beneficial ownership of such shares.

(6) Includes 20,752 shares owned by Mr. Palmer's mother over which he has a measure of investment control. Additionally, includes 33,132 shares held in a charitable foundation for which Mr. Palmer is one of three trustees. Mr. Palmer has no pecuniary interest in the shares held in such charitable foundation.

(7) Mr. Lausen's shares are owned jointly with his wife.

Rowan Companies, Inc. 2000 Proxy Statement

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY FOR EXECUTIVE OFFICERS

Under the supervision of the Compensation Committee (the "Committee") of the Board of Directors, Rowan has developed and implemented compensation policies and programs that seek to retain and motivate employees whose performance contributes to our goal of maximizing stockholder value in a volatile industry. In addition, these compensation policies attempt to align the executive officers' interests with those of the stockholders by providing incentive compensation related to the value of Rowan's common stock. The Committee makes compensation decisions after reviewing recommendations prepared by Rowan's Chief Executive Officer, with the assistance of other Company personnel. Rowan historically has combined salaries with stock option grants, convertible debenture offerings and selected cash bonuses to provide a compensation balance. The balance established by the Committee is designed to recognize past performance, retain key employees and encourage future performance.

In approving and establishing compensation for an executive officer, several factors are considered by the Committee. Performance criteria include individual performance, overall Rowan performance versus that of its competitors and performance of Rowan's common stock in comparison to prior levels and to the relative stock prices of its competitors. When evaluating individual performance, particular emphasis has been placed on the executive officers' ability to develop innovative ways to obtain better returns on Rowan's assets and to respond to prevailing conditions in the drilling, aviation and manufacturing industries. Emphasis is placed upon an individual's integrity, loyalty and competence in his areas of responsibility. When evaluating the foregoing performance criteria in setting executive compensation, the Committee gives greatest weight to those factors it believes have or will contribute the most towards maximizing stockholder value and increasing Rowan's financial viability. The factors that contribute the most towards these goals vary depending on the state of the industries in which Rowan operates.

The Compensation Committee met in April 1999. Based upon the depressed industry conditions that existed at the time, the Committee determined that only one of the Named Executive Officers, Mr. D. F. McNease, would receive a salary increase and a larger bonus in April 1999 than he received in April 1998. Mr. McNease's increased compensation was coupled with his promotion from Senior Vice President to Executive Vice President. The Committee also determined that Mr. D. C. Eckermann would receive a larger bonus in April 1999 than he received in April 1998, commensurate with his being named an executive officer of the Parent Company, though his salary would be unchanged from the previous year. The other three Named Executive Officers, including Mr. Palmer (see "Chief Executive Officer Compensation" below), received the same salary and bonus as they received in the prior year. As discussed above, factors considered by the Committee in setting compensation included each individual's past contributions and performance, as well as Rowan's operating results and profitability, management of its assets and debts, increasing market share and the performance of Rowan's common stock in comparison to its competitors. Additionally, setting salaries which are both externally competitive relative to the industry and internally equitable when considering performance and responsibility levels were pursued objectives. Competitor comparisons for purposes of determining executive officer compensation consisted of a comparison to Rowan's principal competitors and certain additional public companies in the energy service industry. Although no specific target has been established, the Committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. Measurement of each individual's performance is to some extent subjective, and Rowan does not make compensation awards based on the degree to which an individual achieves predetermined objective criteria.

Rowan Companies, Inc. 2000 Proxy Statement

In addition to regular salary payments to executive officers in 1999, the Committee determined to offer Series B Floating Rate Subordinated Convertible Debentures to each of the Named Executive Officers, including Mr. Palmer. The Series B Debentures are ultimately convertible into Rowan common stock at the rate of $14.0625 per share, the mean average of the high and low sales prices on the date of offer, through April 2009. Other officers received either a grant of stock options or an offer of Series B Debentures. The primary basis for these Debenture offers and stock option grants was management's performance in responding to the depressed conditions in the industry in an extremely competitive environment. The Committee also took into account its evaluation of the individual performance of each officer. The criteria used in evaluating individual performance for purposes of these grants were the same as the criteria discussed above that are considered when setting regular compensation. Previous option grants and debenture offerings to and held by the officers were taken into account when determining the amount of new option awards.

The Committee attempts to avoid treating salaries, bonuses, stock option grants and debenture offerings as entitlements and, as was evidenced in 1999, recommends revisions only when it believes such changes are warranted.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee's determination for establishing Mr. Palmer's compensation for 1999 was made in April 1999 based on the fact that Rowan had performed very well in comparison to others in the offshore drilling industry during a period of instability. Rowan had increased its market share and capitalized on the significant increase in offshore drilling activity during the robust conditions that existed until early-1998 to generate record revenues and profits and achieve significant stock price appreciation. As conditions softened beginning in the second quarter of 1998, Rowan maintained and improved its assets as energy companies responded to decreased prices by reducing their drilling expenditures, either by allowing contract options to lapse or by canceling or deferring planned drilling projects. Conditions began to improve in mid-1999, and Rowan was well positioned to take advantage of the upturn.

No specific quantitative measure of Rowan's performance was used for this purpose. Emphasis was also placed on evaluating Rowan's performance versus the performance of its principal competitors as well as certain additional public companies in the energy service industry. The Committee believed, and believes, that Rowan's relatively strong position in the contract drilling industry and the successful design and implementation of its Super Gorilla Class rig construction program has been in large part attributable to Mr. Palmer's abilities and contributions.

In 1999, the Committee's deliberations with respect to Mr. Palmer's compensation centered on the ongoing strong position that Rowan maintained in the contract drilling industry during a period of extreme volatility, positioning the Company to take advantage of the favorable change in conditions through the effective redeployment of its offshore rig fleet to the most promising markets and efficiently managing Rowan resources and personnel. Given the Committee's continuing belief that tying a significant portion of the chief executive officer's remuneration to the interests of the stockholders is a prudent remuneration policy, it determined in April 1999 to offer to Mr. Palmer $2,500,000 principal amount of Series B Debentures, convertible into 177,777 shares of common stock at a conversion price equal to the market value on the date of offer of $14.0625 per share. In addition, in April 1999 the Committee continued Mr. Palmer's annual salary at its existing level and awarded him the same bonus he received in the prior year.

OTHER MATTERS

The Committee has also continued to discuss and consider a provision of the tax code that will generally limit Rowan's ability to deduct compensation in excess of $1 million to a particular executive. The Committee will continue to consider the deductibility of the compensation paid to its executive officers in the future.

Rowan Companies, Inc. 2000 Proxy Statement

This report has been provided by the following members of the Committee:

     Charles P. Siess, Jr. Chairman
     Ralph E. Bailey
     Henry O. Boswell
     Wilfred P. Schmoe

The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Rowan Companies, Inc. 2000 Proxy Statement

EXECUTIVE COMPENSATION TABLES

The following table sets forth the compensation of the Chief Executive Officer and the other four most highly paid executive officers of the Company (the "Named Executive Officers") for each of the last three years.

During such period, no executive officer received any non-cash compensation having an aggregate incremental cost to Rowan in excess of the lesser of $50,000 or 10% of his or her total annual salary and bonus as reported in this table.

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                            ANNUAL                       LONG-TERM
                                         COMPENSATION               COMPENSATION AWARDS
NAME AND                            -----------------------     ----------------------------        ALL OTHER
PRINCIPAL POSITION         YEAR     SALARY(1)       BONUS       OPTIONS(2)     DEBENTURES(3)     COMPENSATION(4)
------------------         ----     ----------     --------     ----------     -------------     ---------------
C. R. Palmer               1999     $1,000,000     $635,000           --          177,777            $4,800
Chairman of the Board,     1998        975,000      635,000           --           84,034             4,800
President and CEO          1997        910,000      450,000       75,000               --             4,750

R. G. Croyle               1999        305,000      135,000           --           35,556             4,301
Executive Vice President   1998        296,667      135,000           --           16,807             4,800
                           1997        270,000      120,000       15,000               --             4,750

D. F. McNease              1999        295,000      135,000           --           35,556             4,800
Executive Vice President   1998        266,667      110,000           --           16,807             4,175
                           1997        241,667      100,000       15,000               --             4,750

E. E. Thiele               1999        250,000       65,000           --           35,556             4,800
Senior Vice President --   1998        241,667       65,000           --           16,807             4,800
Finance, Administration    1997        216,667       60,000       15,000               --             4,750
and Treasurer

D. C. Eckermann            1999        220,000       60,000           --           21,333             5,000
Vice President --          1998        209,321       45,000           --           10,084             5,000
Manufacturing              1997        193,333       40,000       15,000               --             4,638

--------------------------------------------------------------------------------

(1) Represents calendar year salary compensation based upon annual rates approved by the Board of Directors effective May 1 of each year. Except for
    D. F. McNease, no increase in the annual rate was awarded to the Named Executive Officers in 1999, and the 1999 amounts shown above reflect a continuation of annual salary rates approved in 1998.

(2) Represents shares of Rowan stock that may be acquired through the exercise of stock options. No stock options were granted to the Named Executive Officers during 1999.

(3) Represents shares of Rowan stock that may be acquired through the conversion of Floating Rate Convertible Subordinated Debentures as follows:
    1999 -- Series B offered and issued on April 22nd of that year;
    1998 -- Series A offered and issued on April 24th of that year.

(4) Represents the amount of Rowan's matching contribution on behalf of the Named Executive Officer to the Rowan Companies, Inc. Savings and Investment Plan or the LeTourneau, Inc. Savings and Investment Plan (401(k) plans).

Rowan Companies, Inc. 2000 Proxy Statement

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The table below reflects the value of stock options exercised during 1999 and the value of outstanding options at year-end 1999 for each of the Named Executive Officers.

-----------------------------------------------------------------------------------------------------------------------------
                                                                      NUMBER OF SHARES
                                        CLOSING                    UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                         PRICE                           OPTIONS AT                IN-THE-MONEY OPTIONS AT
                           SHARES          ON                        DECEMBER 31, 1999               DECEMBER 31, 1999(2)
                         ACQUIRED ON    EXERCISE     VALUE      ----------------------------     ----------------------------
NAME                      EXERCISE      DATE(1)     REALIZED    EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                     -----------    --------    --------    -----------    -------------     -----------    -------------
C. R. Palmer               16,000        $ 8.94     $127,000      227,750         56,250         $3,211,578       $198,047
R. G. Croyle                   --            --           --      107,750         11,250          1,929,079         39,610
D. F. McNease               6,000         10.59       63,563       37,875         10,625            510,259         35,586
E. E. Thiele                6,250         13.88       80,469       48,125         10,625            722,305         35,586
D. C. Eckermann                --            --           --       38,500         12,500            524,594         74,844
-----------------------------------------------------------------------------------------------------------------------------

(1) Based upon the last reported per share sales price of Rowan's common stock on the New York Stock Exchange on the date of exercise. A weighted average price has been derived for multiple exercises during the year.

(2) Represents the difference between the last reported per share sales price of Rowan's common stock on the New York Stock Exchange on December 31, 1999 ($21.6875) and the per share exercise prices for in-the-money options ($1.00, $8.00, $15.25 and $19.625) times the number of underlying shares.

DEBENTURES OFFERED IN LAST FISCAL YEAR

The Rowan Companies, Inc. 1998 Convertible Debenture Incentive Plan (the "1998 Debenture Plan") was approved at the Company's 1998 Annual Meeting of Stockholders. The table below sets forth information pertinent to the April 1999 offering to each of the Named Executive Officers. No Debentures are convertible prior to April 2000 and all were outstanding at March 3, 2000. All employees participating in the 1999 Debenture offering have borrowed the Debenture purchase price from Rowan. Promissory notes evidencing the borrowings bear interest at the same rate as the Debentures and are secured by a pledge of the Debentures purchased.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                       POTENTIAL REALIZABLE
                                                                                                               VALUE
                                                        PERCENTAGE                                    AT ASSUMED ANNUAL RATES
                                                         OF TOTAL                                         OF STOCK PRICE
                                           NUMBER       DEBENTURES                                         APPRECIATION
                           FACE          OF SHARES      ISSUED IN      CONVERSION                       FOR DEBENTURE TERM
                         AMOUNT OF       UNDERLYING       FISCAL         PRICE        EXPIRATION     -------------------------
NAME                     DEBENTURE       DEBENTURE         1999        PER SHARE         DATE            5%            10%
----                   -------------     ----------     ----------     ----------     ----------     ----------     ----------
C. R. Palmer           $2,500,000(1)      177,777          52.1%         $14.06       4-22-2009      $1,571,950     $3,983,630
R. G. Croyle              500,000(2)       35,556          10.4%          14.06       4-22-2009         314,395        796,740
D. F. McNease             500,000(2)       35,556          10.4%          14.06       4-22-2009         314,395        796,740
E. E. Thiele              500,000(2)       35,556          10.4%          14.06       4-22-2009         314,395        796,740
D. C. Eckermann           300,000(3)       21,333           6.3%          14.06       4-22-2009         188,632        478,030
------------------------------------------------------------------------------------------------------------------------------

(1) After one, two, three and four years from the date of the Debenture (April 22, 1999) until the expiration date, 25% of the Debenture, or $625,000, is convertible into approximately 44,444 shares of Rowan stock.

(2) After one, two, three and four years from the date of the Debenture (April 22, 1999) until the expiration date, 25% of the Debenture, or $125,000, is convertible into approximately 8,889 shares of Rowan stock.

(3) After one, two, three and four years from the date of the Debenture (April 22, 1999) until the expiration date, 25% of the Debenture, or $75,000, is convertible into approximately 5,333 shares of Rowan stock.

Rowan Companies, Inc. 2000 Proxy Statement

PENSION PLANS

All Rowan employees (including executive officers but excluding non-U.S. citizens) who have completed the requisite service are eligible to participate in one of two non-contributory, defined benefit pension plans. Participants in the drilling and aviation plan will generally receive a pension at age 60 pursuant to a formula which is based upon the employee's number of years of credited service and his average annual compensation during the highest five consecutive years of his final ten years of service. Compensation for this purpose is based on salary, excluding discretionary bonuses. The manufacturing employees plan is substantially similar to the drilling and aviation employees plan except that benefits begin at age 65 and are subject to reduction for Social Security benefits. As of January 31, 2000, Rowan had approximately 3,500 employees eligible to participate in its pension plans.

Rowan also sponsors pension restoration plans which essentially replace any retirement income that is lost because of Internal Revenue Code limitations on benefits payable or the compensation level on which they are based. Both pension restoration plans are unfunded and benefits thereunder are paid directly by Rowan. Currently, the plans have two participants, C. R. Palmer and C. W. Yeargain. Mr. Yeargain retired in March 1991.

The following table illustrates, for representative average earnings and years of credited service levels, the annual retirement benefits payable to eligible drilling and aviation employees.



PENSION PLAN TABLE (1)
------------------------------------------------------------------------------------
                                           YEARS OF SERVICE(2)
                     ---------------------------------------------------------------
COMPENSATION(3)(4)      15         20         25         30         35         40
------------------   --------   --------   --------   --------   --------   --------
    $  150,000       $ 39,375   $ 52,500   $ 65,625   $ 78,750   $ 91,875   $105,000
       200,000         52,500     70,000     87,500    105,000    122,500    140,000
       250,000         65,625     87,500    109,375    131,250    153,125    175,000
       300,000         78,750    105,000    131,250    157,500    183,750    210,000
       400,000        105,000    140,000    175,000    210,000    245,000    280,000
       500,000        131,250    175,000    218,750    262,500    306,250    350,000
       600,000        157,500    210,000    262,500    315,000    367,500    420,000
       700,000        183,750    245,000    306,250    367,500    428,750    490,000
       800,000        210,000    280,000    350,000    420,000    490,000    560,000
       900,000        236,250    315,000    393,750    472,500    551,250    630,000
     1,000,000        262,500    350,000    437,500    525,000    612,500    700,000
     1,100,000        288,750    385,000    481,250    577,500    673,750    770,000
     1,200,000        315,000    420,000    525,000    630,000    735,000    840,000
------------------------------------------------------------------------------------

(1) The benefits payable under the drilling and aviation pension plan as reflected in the table are not subject to reduction for Social Security benefits or other offset amounts.

(2) As of December 31, 1999, the Named Executive Officers (excluding D. C. Eckermann) were credited under either or both the pension and pension restoration plans for the drilling and aviation employees of the Company with years of service as follows:

    C. R. Palmer                   40
    R. G. Croyle                   26
    D. F. McNease                  25
    E. E. Thiele                   30

(3) The estimated annual benefit amount payable upon retirement to Mr. Palmer is $620,753. The other Named Executive Officers (excluding D. C. Eckermann) will essentially receive an annual benefit based upon their 1999 salary amount as set forth under "Salary" in the table on page 10 and their years of credited service under the pension plan as shown in Footnote (2).

(4) The estimated annual benefit amount payable upon retirement to D. C. Eckermann is approximately $35,333, such benefit being based upon his 19 years of projected service at age 65 under the Company's manufacturing employees pension plan and four years under a predecessor plan.

Rowan Companies, Inc. 2000 Proxy Statement

STOCK PERFORMANCE GRAPHS

The line graph below compares the yearly and cumulative percentage changes in each of the Company's Common Stock, the Standard & Poor's Composite 500 Stock Index and a Company-selected peer group index, for the five-year period ending December 31, 1999.

--------------------------------------------------------------------------------

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
       ROWAN COMMON STOCK, S&P 500 INDEX & COMPANY-SELECTED PEER GROUP**
                  (Assumes $100 Invested on December 31, 1994)

            [Comparison of Five-Year Cumulative Total Return Graph*]

                                                              1994    1995    1996    1997    1998    1999
                                                              -----   -----   -----   -----   -----   -----
Rowan.......................................................  $100    $154    $362    $488    $158    $347
S&P 500.....................................................  $100    $137    $169    $225    $285    $341
Peer Group**................................................  $100    $205    $438    $605    $187    $389

                         Fiscal Year Ended December 31

                *Total return assumes reinvestment of dividends.
    **ENSCO International Incorporated, Global Marine, Inc., Noble Drilling
                     Corporation and R&B Falcon Corporation

--------------------------------------------------------------------------------

The previous line graph is presented pursuant to, and has been prepared in accordance with, specific SEC rules which prescribe, among other characteristics, a five-year measurement period. Such rules also require the inclusion of a graph line reflecting a broad stock market benchmark, as reflected in the Standard & Poor's Composite 500 Index. The Company believes the contract drilling industry moves in very long cycles, significantly greater than five years, and that such cycles encompass extended periods of growth as well as extended periods of contraction. During much of the past seventeen-year period, the Company, and the industry as a whole, have generally experienced conditions more closely associated with the latter; though the Company anticipates industry growth in the years ahead. For that reason, the Company does not believe a five-year presentation of stockholder return is especially meaningful, but rather believes a comparison covering the period since the industry last peaked is more informative. Furthermore, the Company believes the breadth of the S&P 500 Index yields an unsuitable barometer for measuring stockholder return in an industry as volatile as that in which the Company operates. A line graph comparison is set forth on page 14 which reflects the yearly percentage change in and cumulative total

Rowan Companies, Inc. 2000 Proxy Statement

stockholder return on each of the Company's Common Stock and the same Company-selected peer group for the period of 17 calendar years commencing January 1, 1983 and ending December 31, 1999.

--------------------------------------------------------------------------------

             COMPARISON OF SEVENTEEN-YEAR CUMULATIVE TOTAL RETURN*
               ROWAN COMMON STOCK & COMPANY-SELECTED PEER GROUP**
                  (Assumes $100 Invested on December 31, 1982)

          [GRAPH COMPARISON OF SEVENTEEN-YEAR CUMULATIVE TOTAL RETURN]

                       1982    1983    1984    1985    1986    1987    1988    1989    1990    1991    1992    1993    1994
                       -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Rowan................  $100    $113    $ 88    $ 78    $ 40    $ 53    $ 58    $113    $113    $ 58    $ 79    $ 91    $ 63
Peer Group**.........  $100    $ 92    $ 61    $ 32    $ 21    $ 37    $ 25    $ 45    $ 36    $ 20    $ 16    $ 33    $ 28

                       1995    1996    1997    1998    1999
                       -----   -----   -----   -----   -----
Rowan................  $ 97    $228    $307    $100    $219
Peer Group**.........  $ 57    $122    $168    $ 52    $108

                         Fiscal Year Ended December 31

                *Total return assumes reinvestment of dividends.
    **ENSCO International Incorporated, Global Marine, Inc., Noble Drilling
                     Corporation and R&B Falcon Corporation

--------------------------------------------------------------------------------

ADDITIONAL INFORMATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN
TRANSACTIONS

During February and March 2000, the Company paid $5,150,000 in underwriting commissions to Lehman Brothers Inc., an investment banking firm, for services rendered by that firm as sole manager of the Company's 10.3 million share common stock offering initiated in 1999 and concluded in early 2000. Mr. H. E. Lentz, a Class I Director of the Company, is a Managing Director of Lehman Brothers Inc.

Mr. C. W. Yeargain, a Class III Director not standing for reelection and who was an Executive Vice President of the Company until his retirement in March 1991, earned and was paid by the Company $300,000 in consulting fees in 1999.

Mr. Hans M. Brinkhorst, a Class I Director of the Company, is also a director of N.Z.D. (Noordzee Drill) B.V., a wholly owned subsidiary of the Company, and has a consultancy agreement with Rowan Energy Investments, Inc., also a wholly owned subsidiary. In 1999, Mr. Brinkhorst did not receive any director fees or consulting fees from either entity.

Rowan Companies, Inc. 2000 Proxy Statement

PRINCIPAL STOCKHOLDERS

To the knowledge of the Company, no person owned more than 5% of the outstanding shares of Common Stock at March 3, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All of the Company's directors, executive officers and any greater than ten percent stockholders are required by Section 16(a) of the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to furnish the Company with copies of such reports. Based on a review of those reports and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 1999.

STOCKHOLDER PROPOSALS

Any stockholder who wishes to submit a proposal for presentation at the 2001 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, at the address below, so that the Secretary receives it no later than November 16, 2000.

Other stockholder proposals submitted for consideration at the Company's 2001 Annual Meeting of Stockholders (but not for inclusion in the proxy statement or proxy card) must be received by the Secretary of the Company at the address indicated in the adjacent column no later than January 27, 2001.

If such timely notice of a stockholder proposal is given but is not accompanied by a written statement in compliance with applicable securities laws, the Company's proxy committee may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2001 Annual Meeting of Stockholders.

OTHER BUSINESS

We are not aware of any other matters that are to be presented for action at the meeting. However, if any other matters properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons voting the proxy unless you indicate otherwise on your proxy.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP has been selected as principal auditors for the Company for the year ending December 31, 2000. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Stockholders on April 28, 2000 and will be offered the opportunity to make a statement if he desires to do so. He will also be available to respond to appropriate questions.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND ANY FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO MR. MARK H. HAY, SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL ADDRESS AS SHOWN BELOW.

QUESTIONS?

If you have any questions or need more information about the annual meeting, write to:

     Mark H. Hay, Secretary
     Rowan Companies, Inc.
     2800 Post Oak Boulevard
     Suite 5450
     Houston, Texas 77056-6196

PROXY
                             ROWAN COMPANIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. R. Palmer and Mark H. Hay proxies, each with power to act without the other and with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of stock of Rowan Companies, Inc. ("Company") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 28, 2000 or any adjournment thereof.

IF CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS INDICATED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ALL PRIOR PROXIES ARE HEREBY REVOKED.

         (Continued, and to be dated and signed, on the reverse side)

                             ROWAN COMPANIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                            ]

 The Board of Directors unanimously                                             (Except nominee(s)
 recommends a vote FOR:                     FOR     WITHHOLD      FOR ALL       written below from
                                            ALL       ALL         EXCEPT       whom vote is withheld)

1. The election of the following nominees   [ ]       [ ]          [ ]         _____________________
   for Class III  Directors:
   01-Henry O. Boswell,                                                        _____________________
   02-Frederick R. Lausen
   and 03-C. R. Palmer                                                         _____________________

2. In their discretion, the proxies are
   authorized to vote on any other matter
   that may properly come before the meeting.



                                                           _________________________________________
                                                           Signature

                                                           _________________________________________
                                                           Signature if held jointly

                                                           Dated      _______________________ , 2000
                                                           Please complete, sign and return this
                                                           proxy promptly in the enclosed envelope.
                                                           Sign exactly as the name appears hereon.
                                                           Executors, administrators, trustees, etc.
                                                           should so indicate when signing. When
                                                           shares are held by joint tenants, both
                                                           should sign. If the signature is for a
                                                           corporation, please sign the full
                                                           corporate name by an authorized officer.
                                                           If the signature is for a partnership,
                                                           please sign the full partnership name
                                                           by an authorized person. If shares are
                                                           registered in more than one name, all
                                                           holders must sign.

----------------------------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.